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                           OEC MEDICAL SYSTEMS, INC.

                            1998 STOCK OPTION PLAN

                                  ARTICLE ONE

                              GENERAL PROVISIONS

        1.  PURPOSE.
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        This 1998 Stock Option Plan (the "Plan") is intended to provide key
Employees (including Officers and Directors), non-employee Board members and Consultants of the Company and the Company's Subsidiaries with the opportunity to acquire an equity interest in the Company and thereby encourage them to continue to provide services to the Company or the Company's Subsidiaries. The effective date of this Plan shall be May 20, 1998.

        2.  DEFINITIONS.
            -----------
        As used herein, the following terms have the meanings indicated:

        2.1  "Board" means the Board of Directors of the Company.

        2.2  "Code" means the Internal Revenue Code of 1986, as amended.

        2.3 "Committee" means one or more committees of the Board, each with at least two Board members, which shall assume responsibility for the administration of one or more functions under the Plan, either to the extent expressly provided in the Plan or as specifically authorized by Board resolution.

        2.4 "Common Stock" means the common stock of the Company, $.01 par value per share.

        2.5  "Company" means OEC Medical Systems, Inc., a Delaware corporation.

        2.6 "Consultant" means any person (other than a Director) or entity (including any corporation, partnership or limited liability company) rendering services to the Company or a Subsidiary as an independent contractor or any person (other than a Director) who is employed by the person or entity rendering such services or any person or entity (other than a Director) who is an exclusive independent distributor for the Company or a Subsidiary.

        2.7 "Director" means an individual who is a member of the Board or a member of the board of directors of any Subsidiary.

        2.8 "Employee" means an individual who is employed, within the meaning of Section 3401 of the Code and the regulations thereunder, as a common law employee by the Company or one or more Subsidiary corporations, including any Officer or Director who is so employed, but excluding any Officer or Director who is not so employed.

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        2.9  "Employment Termination" means:

             (i) In the case of an Employee, the cessation of such individual's Employee status for any reason without his/her becoming or continuing as a Consultant or Director; and

            (ii) In the case of a Director, the cessation of such individual's service on the Board for any reason without his/her becoming or continuing as an Employee or Consultant; and
           (iii) In the case of a Consultant, the cessation of such person's status as a Consultant for any reason without his/her becoming or continuing as an Employee or Director.

       2.10 "Exercise Price" means the price per share at which an Option may be exercised.

       2.11 "Fair Market Value" means the closing price per share of Common Stock on the relevant determination date on an established stock exchange, if the Common Stock is listed and traded on such an exchange. If no sale of Common Stock is made on any such exchange on the date in question, the Fair Market Value shall be determined by the closing price of the Common Stock on the next preceding day upon which such a sale shall have occurred.

       2.12 "Grant Date" is the date on which (i) the Committee grants a discretionary Option under Article Two of the Plan, or (ii) an automatic grant is made to a non-employee member of the Board pursuant to the provisions of Article Three.

       2.13 "Incentive Stock Option" means an Option under Article Two which meets the requirements of Section 422(b) of the Code.

       2.14  "1933 Act" means the Securities Act of 1933, as amended.

       2.15  "1934 Act" means the Securities Exchange Act of 1934, as amended.

       2.16 "Nonstatutory Stock Option" means an Option under Article Two or Article Three which is not intended to meet the requirements of Section 422(b), 423(b) or 424(b) of the Code.

       2.17  "Note" means a full recourse promissory note of an Optionee.

       2.18 "Officer" means any Employee who is at the time of determination subject to the short-swing profit restrictions of Section 16 of the 1934 Act.

       2.19 "Option" means, except where the context clearly indicates otherwise, (i) any discretionary stock option grant made by the Committee pursuant to Article Two of the Plan or (ii) any automatic stock option grant made pursuant to the provisions of Article Three.

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        2.20  "Optionee" means, except where the context clearly indicates otherwise, (i) an Employee, non-employee Director or Consultant to whom a discretionary Option has been granted pursuant to Article Two of the Plan or
(ii) a non-employee Director to whom an automatic grant has been made pursuant to the provisions of Article Three.

        2.21  "Permanent Disability" means a disability within the meaning of
Section 22(e)(3) of the Code.

        2.22 "Plan" means this OEC Medical Systems, Inc. 1998 Stock Option Plan, as it may be subsequently amended from time to time.

        2.23 "Purchase Price" means, with respect to an Option granted under Article Two or Article Three, the Exercise Price times the number of Shares with respect to which such Option is exercised.

        2.24 "Shares" means the shares of Common Stock issuable under the Plan pursuant to Options granted under Articles Two and Three.

        2.25 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns at least 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        2.26 "10% Stockholder" means an individual who owns stock possessing 10% or more of the total combined voting power of all classes of outstanding stock of the Company or any one of its Subsidiary corporations. In determining such stock ownership, the following guidelines shall be in effect:

              (i) The individual shall be considered to own the stock owned, directly or indirectly, by or for his/her brothers and sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, limited liability company, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners, members or beneficiaries. Stock with respect to which such individual holds an Option shall not be counted.
              (ii) "Outstanding stock" shall include all stock actually issued and outstanding immediately after the grant of an Option to such individual, but shall not include Shares authorized for issuance under any Options held by such individual or by any other person.

        3.    STRUCTURE OF THE PLAN.
              ---------------------

        3.1   Stock Programs.  The Plan shall be divided into two separate
             --------------
components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible Employees, non-employee Directors (other than those serving as members of the Primary Committee), whether or not they have previously been in Employee status, and Consultants may, at the discretion of the Committee, be

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granted Options to purchase shares of Common Stock at an Exercise Price equal to or greater than the Fair Market Value of the shares on the Grant Date. Under the Automatic Option Grant Program, the non-employee Directors, whether or not they have previously been in Employee status, will automatically receive periodic option grants to purchase shares of Common Stock at an Exercise Price equal to the Fair Market Value of the shares on each automatic Grant Date.

        3.2  Applicability.  Unless the context clearly indicates otherwise, the
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provisions of Articles One and Four of the Plan shall apply to the Discretionary
Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

        4.   STOCK.
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        4.1  Number of Shares.  The Shares of Common Stock issuable under the
             ----------------
Plan shall be shares of the Company's authorized but unissued Common Stock or Shares of Common Stock reacquired by the Company. Subject to the provisions of
Section 4.4 of this Article One, the maximum aggregate number of Shares available for issuance under the Plan is 300,000 Shares, plus an annual increase to be made on the last day of the immediately preceding fiscal year equal to the lesser of (a) 2 1/2 % of the Issued Shares (as defined below) on such date, (b) 500,000 shares, or (c) an amount determined by the Board. "Issued Shares" shall mean the number of Shares of Common Stock of the Company outstanding on such date plus any Shares reacquired by the Company during the fiscal year that ends on such date.

        4.2  Share Limitation.  No one person participating in the Plan may
             ----------------
receive Options or separately exercisable stock appreciation rights for more than 150,000 shares of Common Stock in the aggregate per calendar year, except that such limit shall be increased to 250,000 shares of Common Stock for the calendar year in which such person receives his/her initial Option grant under the Plan.

        4.3  Reissuances.  In the event that any outstanding Option for any
             -----------
reason expires or is terminated, whether or not pursuant to the cancellation-regrant provisions of Section 2 of Article Two, the Shares allocable to the unexercised portion of such Option may be made the subject of subsequent Option grants under this Plan. Shares subject to any Option or portion thereof surrendered or canceled in accordance with Section 1.8(b) of Article Two or
Section 3.2 of Article Three and all Share issuances under the Plan, whether or not such Shares are subsequently repurchased by the Company pursuant to its repurchase rights under Article Two, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent Option grants under this Plan, except that if Shares are repurchased by the Company at their original purchase price and the original purchaser did not receive any benefits of ownership of such Shares, such Shares shall become available for future grant under the Plan. In addition, should the Purchase Price of an outstanding Option exercised under the Plan be paid with shares of Common Stock or should shares of Common Stock be withheld by the Company in satisfaction of the withholding taxes incurred by the Optionee in connection with the acquisition or vesting of Shares issued under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of Shares for which the Option is exercised, and not by the net number of Shares of Common Stock actually issued to the Optionee.

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        4.4  Adjustments.  Subject to any required action by stockholders, in
             -----------
the event of any increase or decrease in the number of the Company's outstanding shares of Common Stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of Common Stock), a rights offering covering shares of Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the Primary Committee may, in its discretion, make proportionate adjustments to:

             (i) the maximum number of Shares which may be issued pursuant to this Plan,

             (ii) the maximum number of Shares for which any one person may receive Option grants and separately exercisable stock appreciation rights per calendar year pursuant to this Plan, and

            (iii) the number of Shares purchasable under each Option outstanding under the Discretionary Option Grant Program and the Exercise Price payable per share thereunder.

        Upon the occurrence of any of the foregoing Section 4.4 transactions affecting the Common Stock issuable under the Plan, the following adjustments shall automatically be made to the Automatic Option Grant Program and the outstanding grants thereunder:

        (i) the number of Shares for which automatic option grants are to made per non-employee Board member at each subsequent Annual Stockholders Meeting shall be proportionately adjusted to reflect the effect of the
     Section 4.4 transaction upon the Company's outstanding Common Stock, and

        (ii) the number of Shares purchasable under each Option outstanding under the Automatic Option Grant Program and the Exercise Price payable per share thereunder shall be proportionately adjusted to reflect the effect of the Section 4.4 transaction and thereby preclude any dilution or enlargement of rights under such Option.

        5.   ADMINISTRATION OF THE PLAN.
             --------------------------

        5.1  Committees.  Except to the limited extent provided below, the Plan
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shall be administered solely and exclusively by one or more Committees appointed by the Board and comprised of two or more members of the Board. The primary Committee ("Primary Committee") shall be constituted in accordance with any applicable requirements of Rule 16b-3 or otherwise under Section 16 of the 1934 Act, to allow for the maximum exemption provided thereunder. The Primary Committee shall have sole and exclusive authority to grant Options under Article Two to individuals who are at the time either Officers or Directors. Individuals who are not at the time either Officers or Directors may be granted Options under Article Two by the Primary Committee, by a secondary Committee of two or more Board members or by the Board. Administration of the automatic option grant provisions of Article Three of the Plan shall be self-executing in accordance with the terms and conditions of such Article Three, and neither

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the Board, the Primary Committee nor any secondary Committee shall exercise any discretionary functions with respect to the Option grants made pursuant to those provisions of the Plan.

        5.2 Procedures.  The Board shall appoint the members of each Committee
            ----------
and may from time to time remove one or more of such members. Vacancies on any Committee however caused shall be filled by the Board. Each Committee shall appoint one of its members as chairman and shall hold meetings at such times and places as it may determine. Acts of a majority of the members of the Committee at a meeting at which a quorum is present, or acts approved in writing by all of the Committee members, shall be valid acts of the Committee.

        5.3 Interpretation.  All questions of interpretation, construction,
            --------------
implementation and application of the Plan shall be determined by the Primary Committee. Such determinations shall be final and binding on all persons. No member of any Committee or the Board shall be liable for any act or omission with respect to the Plan or any Option granted or any Shares issued pursuant hereto, provided such member acted (or failed to act) in good faith.

        6.  PARTICIPATION.
            -------------

        6.1 Selection.  The applicable Committee shall, from time to time at its
            ---------
discretion, select (from among the eligible individuals specified below) the persons who are to be granted Options ("Optionees") under Article Two, establish the number of Shares subject to each such grant, and determine whether any Options granted under Article Two are to be Incentive Stock Options or Nonstatutory Stock Options (except that no Incentive Stock Option may be granted to any person who is not an Employee).

        6.2 Eligibility.  The persons eligible to participate in the
            -----------
Discretionary Option Grant Program shall be limited to Employees (including Officers or Directors), non-employee Directors (other than individuals at the time serving as members of the Primary Committee), whether or not he/she has previously been in Employee status, and Consultants (including employees of Consultants). Non-employee Directors serving as members of the Primary Committee shall not, during such period of service, be eligible to participate in the
      ---
Discretionary Option Grant Program. However, each non-employee Director serving on the Primary Committee and each of the other non-employee Directors shall be eligible to receive automatic Option grants pursuant to the provisions of Article Three, whether or not he/she has previously been in Employee status.

                                  ARTICLE TWO

                      DISCRETIONARY OPTION GRANT PROGRAM

        1.  TERMS AND CONDITIONS OF OPTIONS.
            -------------------------------

        1.1 Option Agreements.  Discretionary Option grants made by the
            -----------------
Committee pursuant to this Article Two shall be evidenced by written stock option agreements ("Option Agreements") in such form as the Primary Committee shall from time to time determine. The Option Agreements shall comply with and be subject to the terms and conditions set forth below. Except as the Committee authorizing the grant may otherwise determine, any Option granted under this Article Two shall cease to be

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effective unless the Optionee returns a duly-executed Option Agreement to the
Company within sixty (60) days after such agreement is sent to the Optionee. Waiver of the 60-day return requirement with respect to one or more Optionees shall not constitute a waiver with respect to any other Optionee. To the extent an Option is granted to a person who is not an Employee, non-employee Director or Consultant at the time of grant, such grant shall not become effective until such person becomes an Employee, Director or Consultant and shall terminate in the event such person does not become an Employee, Director or Consultant within the time period specified by the Committee authorizing the grant.

        1.2  Minimum Service Period.  Except as otherwise specified in Section
             ----------------------
1.8 of this Article Two, no Option granted under this Article Two shall become exercisable unless and until the Optionee renders services as an Employee, non-employee Board member or Consultant for the minimum period which the Committee authorizing the grant specifies in the Option Agreement, but such Option Agreement shall not impose upon the Company or its Subsidiaries any obligation to retain the Optionee as an Employee, non-employee Board member or Consultant for any period of specific duration.

        1.3  Number of Shares.  Each Option shall state the number of Shares to
             ----------------
which it pertains (the "Option Shares") and shall provide for the adjustment thereof in accordance with the provisions of Section 4.4 of Article One.

        1.4  Exercise Price.  The following provisions shall be in effect for
             --------------
establishing the Exercise Price for each granted Option:

             (i) The Exercise Price shall not be less than the Fair Market Value of the Option Shares on the Grant Date (or on such other date as may be required by law if the Option is intended to be an Incentive Stock Option) and shall be set forth in the Option Agreement.

             (ii) If any Optionee is on the Grant Date a 10% Stockholder, then the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Option Shares on the Grant Date.

        1.5  Limitation on Exercisability.  The aggregate Fair Market Value
             ----------------------------
(determined as of the respective date or dates of grant) of the Common Stock for which one or more Options granted to any Optionee under this Article Two (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Optionee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such Options are granted.

        1.6  Payment.  The Purchase Price shall become immediately due upon
             -------
exercise of the Option and shall be payable in one of the following forms:

             (i)  full payment in cash or cash equivalents;

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             (ii)  full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise;

             (iii) full payment through a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the date of exercise and cash or cash equivalents;

             (iv) in the discretion of the Committee authorizing the grant, pursuant to a Note executed by the Optionee, provided such individual is an Employee;

             (v) on a partly-paid basis in accordance with the applicable provisions of Delaware law; or

             (vi) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the Purchase Price payable for the purchased Shares plus all applicable Federal and state income and employment taxes and (II) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

        The interest rate and other terms and conditions of any Note or partly-paid issuance shall be determined by the authorizing Committee in its sole discretion; provided, however, that such Note shall be a full-recourse obligation of the Optionee and shall not have a maximum term in excess of one
(1) year. The Note shall bear interest at the minimum rate required by the Federal tax laws to avoid the imputation of interest income to the Company and compensation income to the Optionee. The Company may require the Optionee to pledge to the Company any or all of the Shares acquired upon exercise of the Option as security for payment of the Note and execute an assignment separate from certificate with respect to the pledged Shares. The Company (or a pledgeholder selected by it) may retain possession of the stock certificate(s) representing the pledged Shares and the assignment separate from certificate in order to perfect such security interest.

        1.7  Term and Non-Transferability.  Each Option shall state the time or
             ----------------------------
times when it is to become exercisable for the Option Shares. No Option shall be exercisable after the expiration of ten (10) years from the Grant Date, and no Option granted to a 10% Stockholder shall have a term in excess of five (5) years from the Grant Date. During the lifetime of the Optionee, the Option, together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable. In the event of the Optionee's death, neither the Option nor any stock appreciation rights pertaining to such Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution.

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        1.8  Acceleration of Vesting/Stock Appreciation Rights.
             -------------------------------------------------

        (a) Provided (i) a period of six (6) months shall have elapsed from the Grant Date of the Option and (ii) the Optionee is at the time of exercise an active Consultant, Employee or Director, then such Optionee shall have the right (without regard to the normal vesting schedule set forth in the Option Agreement) to exercise such Option in whole or in part for fully-vested Shares:

             (i) Within thirty (30) days following loss of Employee, Consultant, or Director status due to the consummation of any transaction which (I) is approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company, and (II) caused the Optionee to lose his/her status as an Employee, Consultant, or Director within one year after the closing date of such transaction;

             (ii) Within thirty (30) days following the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

            (iii) Within thirty (30) days after any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) acquires beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; or

             (iv) Within the thirty (30)-day period ending with the effective date of any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the state of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

        If the accelerated Option is not exercised during the applicable 30-day period described in subparagraph (i) or (iv) above, then such Option shall terminate at the close of business on the last day of such 30-day period, unless such Option is assumed by the successor corporation or its parent. Should an outstanding Option not qualify for acceleration under subparagraph (i) or (iv), then such Option shall be subject

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to adjustment under Section 3.1 of this Article Two, to the extent such Option is to continue in effect after the subparagraph (i) or (iv) transaction. The Primary Committee shall have full power and authority to extend (either at the time of the Option grant or at any time prior to the acceleration event) the period of time for which the Option is to remain exercisable following the occurrence of any acceleration event described in subparagraph (i) through (iii) above from the thirty (30)-day period specified in such subparagraph to such greater period of time as the Primary Committee shall deem appropriate.

        (b) In the sole discretion of the Primary Committee, a stock appreciation right ("SAR") may be granted in connection with all or any part of an Option granted under this Article Two, either at the time of such Option grant or at any time thereafter during the term of the Option. The SAR shall give the Optionee the right to surrender all or part of the Option subject to the SAR during any of the 30-day periods described in subparagraphs (i) through
(iv) of paragraph (a) above (provided and only if a period of at least six (6)
                             --------------------
months shall have elapsed from the Grant Date of such Option) and thereby to obtain payment in cash from the Company of an amount equal to the difference obtained by subtracting the aggregate Exercise Price of the Option Shares subject to the portion of the Option surrendered from the Fair Market Value of such Option Shares on the date of such surrender. In the case of an SAR exercised during either of the 30-day periods described in subparagraphs (i) and
(iv) of paragraph (a) above, "Fair Market Value" shall be deemed to be equal to the greater of (A) the value of the consideration per share that the Optionee
    -------
would have received in connection with the subparagraph (i) or (iv) transaction as a stockholder of the Company if he/she had exercised the Option (or part thereof) prior to the consummation of such transaction or (B) the Fair Market Value determined in good faith by the Primary Committee (as composed on the day preceding the date of consummation of the subparagraph (i) or (iv) transaction), taking into consideration all relevant facts and circumstances. When an SAR is exercised, the underlying Option, to the extent surrendered, shall no longer be exercisable. An SAR may only be exercised when the Fair Market Value of the underlying Option Shares exceeds the Exercise Price payable for such shares. For purposes of Section 4 of Article One of the Plan, the exercise of an SAR shall be deemed to be an exercise of the underlying Option, and the number of Shares subject to such Option shall not be available for subsequent Option grants under the Plan.

        1.9  Employment Termination (Except by Death or Permanent Disability).
             ---------------------------------------------------------------
If an Optionee's Employment Termination occurs for any reason other than death or Permanent Disability, any outstanding Option held by such Optionee under this Article Two shall not remain exercisable for more than a ninety (90)-day period following the date of such Employment Termination; provided, however that under
                                                   --------
no circumstances shall such Option be exercisable after the specified expiration date of the option term. During such limited exercise period, the Option may not be exercised for more than that number of vested Shares (if any) for which the Option is exercisable at the time of the Optionee's Employment Termination. Upon the expiration of such limited exercise period or (if earlier) upon the expiration of the option term, the Option shall terminate and cease to be exercisable. In the case of an Optionee who is an Employee, no Employment Termination shall occur while such Employee is on military leave, sick leave or other bona fide leave of absence (to be determined in the sole discretion of the Committee authorizing the grant). The foregoing notwithstanding, in the case of an Incentive Stock Option, Employment Termination shall be deemed to have occurred on the ninetieth (90th) day after the Employee ceases active Employee status, unless the Employee's reemployment rights are guaranteed by statute or contract.

        1.10  Death or Permanent Disability of Optionee.  If an Optionee's
              -----------------------------------------
Employment Termination occurs by reason of death or Permanent Disability, then any Option held by such Optionee under this Article Two may be exercised, for up to that number of vested Shares (if any) for which the Option is exercisable on the date of such Employment Termination, at any time prior to the earlier of (i)
                                                                  -------
twelve months (or such shorter period as the Committee may have specified in the Option Agreement) after the date of the Optionee's death or Permanent Disability or (ii) the specified expiration date of the option term. In the case of the Optionee's death, the exercise may be made by the executors or administrators of the Optionee's estate or by any person or persons who have acquired the Option directly from the Optionee by bequest or inheritance, but only to the extent that the Option has not previously been exercised.

        1.11  Conditions on Exercise.  An Option shall be exercisable at such
              ----------------------
time or times as the Committee authorizing the grant shall specify in the Option Agreement and the Shares acquired upon exercise of the Option shall be subject to such restrictions (including repurchase rights of the Company or first refusal restrictions) as the Committee may specify in such Option Agreement or any related stock purchase agreement.

        1.12  Stockholder Rights.  An Optionee (or a transferee of an Optionee)
              ------------------
shall have no stockholder rights with respect to any Shares covered by the Option until such individual shall have exercised the Option, paid the Purchase Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article One.

        1.13  Modification, Extension and Renewal of Options.  Within the
              ----------------------------------------------
limitations of the Plan, the Primary Committee may, without the consent of the Optionees, modify, extend or renew one or more outstanding Options or cancel outstanding Options (to the extent not previously exercised), whether or not in exchange for the grant of new Options in substitution therefor.

        1.14  Method of Exercise.  Subject to all of the provisions hereof, an
              ------------------
Option may be exercised from time to time in whole or in part (to the extent exercisable) by delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is being exercised. The notice shall specify the address to which stock certificates for the purchased Shares should be mailed and shall be accompanied by payment of the Purchase Price (unless the sale and remittance procedure of clause (vi) of Section 1.6 of this Article Two is utilized in connection with the Option exercise) and any documents required pursuant to the last paragraph of such Section 1.6. Within a reasonable time after receipt of such written notice and payment, the Company shall cause the stock certificates for the purchased Shares to be delivered to or on behalf of the Optionee.

        1.15  Other Provisions.  The Option Agreements authorized under the Plan
              ----------------
may contain such other provisions not inconsistent with the terms of the Plan as the Committee authorizing the grant shall deem advisable.

        2.   CANCELLATION AND NEW GRANT OF OPTION.
             ------------------------------------

        2.1 The Primary Committee shall have the authority to effect, at any time and from time to time, the cancellation of any or all outstanding Options under this Article Two and to grant in substitution therefor new Options under this Article Two covering the same or different numbers of shares of Common Stock but with an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of the Option Shares on the new Grant Date (or, in the case of a 10% Stockholder, not less than one hundred ten percent (110%) of such Fair Market Value).

        3.   SPECIAL ADJUSTMENTS.
             -------------------

        3.1  Transactions.  Subject to the acceleration and termination
             ------------
provisions of Section 1.8(a) of this Article Two and any required stockholder action, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Two shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be determined by the Primary Committee. Appropriate adjustments shall also be made to (i) the maximum number and kind of securities which may be issued pursuant to this Article Two and (ii) the maximum number and kind of securities for which any one person may be granted Options and separately exercisable stock appreciation rights per calendar year under the Plan. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Two shall, subject to the acceleration provisions of Section 1.8(a) of this Article Two, terminate on the effective date of such dissolution or liquidation.

        3.2  Limitation.
             ----------
        (a) To the extent that the foregoing adjustments of this Section 3 relate to securities of the Company, such adjustments shall be made by the Primary Committee, whose determination shall be conclusive and binding on all persons. Except as expressly provided in Section 4.4 of Article One and Section
1.8 of this Article Two:

             (i) the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; and

             (ii) no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or Exerecise Price subject to an outstanding Option.

        (b) The grant of an Option pursuant to this Article Two shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        4.   SPECIAL POWERS.
             --------------

        4.1  Acceleration.  The Committee granting the Option shall have
             ------------
complete discretion, exercisable either at the time the Option grant is made under this Article Two or at any time while the Option remains outstanding, to provide that the Option shall, within the limited period following the Optionee's Employment Termination during which the Option is to remain exercisable in accordance with the applicable provisions of Section 1.9 or 1.10 of this Article Two, be exercisable not only with respect to the number of Option Shares for which it is exercisable at the time of such Employment Termination but also with respect to one or more subsequent installments of Option Shares for which the Option would otherwise have become exercisable had the Optionee's Employment Termination not occurred.

        4.2  Extension of Exercise Period.  The Committee granting the Option
             ----------------------------
shall have full power and authority to extend the period of time for which the Option is to remain exercisable following the Optionee's Employment Termination from the applicable period specified in Section 1.9 or 1.10 of this Article Two to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such Option be exercisable after the specified expiration date of the option term.

                                 ARTICLE THREE

                        AUTOMATIC OPTION GRANT PROGRAM

        1.   ELIGIBILITY.
             -----------

        1.1  Eligible Optionees.  The individuals eligible to receive an
             ------------------
automatic Option grant pursuant to the provisions of this Article Three shall be limited to the following:

             (i) Each individual who is elected or reelected as a non-employee member of the Board at any Annual Stockholders Meeting beginning with the 1998 Annual Stockholders Meeting; and

             (ii) Each individual who is appointed or elected as a non-employee Board member at any time after the 1998 Annual Stockholders Meeting but other than at an Annual Stockholders Meeting.

        An individual who satisfies the criteria of clause (i) or (ii) above shall be designated an Eligible Board Member for purposes of this Article Three.

        1.2  Limitation.  Except for the Option grants to be made pursuant to
             ----------
the provisions of this Automatic Option Grant Program and any other grants or issuances otherwise permitted without loss of disinterested person status under SEC Rule 16b-3(c)(2)(i) under the 1934 Act, non-employee Directors serving as members of the Primary Committee shall not, during such period of service, be
                                       ---
eligible to receive any additional Option grants or Share issuances under this Plan or any other stock plan of the Company or its Subsidiary corporations.

        2.   TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS.
             -----------------------------------------------

        2.1  Grant Date.  On the date of each Annual Stockholders Meeting,
             ----------
beginning with the 1998 Annual Stockholders Meeting, each individual who is at such time elected or re-elected as an Eligible Board Member shall automatically be granted, on the date of such Annual Stockholders Meeting, a Nonstatutory Stock Option to purchase 3,000 shares of Common Stock upon the terms and conditions of this Article Three. Should an individual be appointed or elected as an Eligible Board Member at any time after the 1998 Annual Stockholders Meeting but other than at an Annual Stockholders Meeting, then such individual shall automatically be granted, at the time of such election or appointment, a Nonstatutory Stock Option to purchase 3,000 shares of Common Stock upon the terms and conditions of this Article Three; provided, however, that any such individual shall not be eligible to receive his/her next automatic Option grant under this Article Three until the first Annual Stockholders Meeting which is at least six (6) months after the date of the initial automatic Option grant made to such individual. The 3000-share limitation per annual automatic Option grant to each Eligible Board Member shall be subject to periodic adjustment pursuant to the applicable provisions of Section 4.4 of Article One. The number of shares of Common Stock for which a Nonstatutory Stock Option is granted to an Eligible Board Member under this Automatic Option Grant Program with respect to a particular election, reelection, or appointment of such Eligible Board Member to the Board shall be reduced, on a share-for-share basis, by the number of shares of Common Stock, if any, for which a Nonstatutory Stock Option is granted to that Eligible Board Member with respect to that particular election, reelection or appointment to the Board under the Company's 1990 Stock Option/Stock Purchase Plan.

        2.2  Exercise Price. The Exercise Price per share shall be equal to one
             --------------
hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

        2.3  Payment.  The Exercise Price shall become immediately due upon
             -------
exercise of the Option and shall be payable in one of the alternative forms specified below:

             (i) full payment in cash or check made payable to the Company's order; or

             (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

            (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order; or

             (iv) full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased Shares and to remit to the Company out of the sale proceeds available on the settlement date, an amount equal to the aggregate Exercise Price payable for the purchased Shares and (II) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

        The Exercise Date shall be the date on which written notice of the exercise of the Option is delivered to the Company. Except to the extent the sale and remittance procedure of clause (iv) above is utilized in connection with such exercise of the Option, payment of the Exercise Price for the purchased Shares must accompany the exercise notice.

        2.4  Option Term.  Each granted Option under this Article Three shall
             -----------
have a maximum term of ten (10) years measured from the automatic grant date.

        2.5  Exercisability.  The Option shall become exercisable for the Option
             --------------
Shares in a series of three (3) successive equal annual installments upon the Optionee's completion of each year of Board service over the three (3)-year period measured from the automatic grant date.

        2.6  Non-Transferability.  During the lifetime of the Optionee, the
             -------------------
Option, together with any stock appreciation rights pertaining to such Option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, except for a transfer of the Option by will or by the laws of descent and distribution following the Optionee's death.

        2.7  Effect of Termination of Board Service.
             --------------------------------------

        (a) Should the Optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic Option grants under this Automatic Option Grant Program, then such Optionee shall have up to a six (6) month period following the date of such cessation of Board service in which to exercise each such Option for any or all of the shares of Common Stock for which the Option is exercisable at the time Board service ceases.

        (b) Should the Optionee die while holding one or more outstanding automatic Option grants under this Automatic Option Grant Program, then each such Option may subsequently be exercised, for any or all of the shares of Common Stock for which the Option is exercisable at the time of the Optionee's cessation of Board service, by the personal representative of the optionee's estate or by the person or persons to whom the Option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur within twelve (12) months after the date of the Optionee's death.

        (c) In no event shall any Option granted under this Automatic Option Grant Program remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the expiration of the applicable exercise period specified in subparagraphs (a) and (b) above or (if earlier) upon the expiration of the ten (10) year option term, such Option shall terminate and cease to be exercisable.

        2.8  Stockholder Rights.  The holder of an automatic Option grant under
             ------------------
this Automatic Option Grant Program shall have none of the rights of a stockholder with respect to any Shares covered by such Option until such individual shall have exercised the Option, paid the Exercise Price and been issued a stock certificate for the purchased Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as may otherwise be provided in Section 4.4 of Article One.

        2.9  Remaining Terms.  The remaining terms and conditions of each
             ---------------
automatic Option grant shall be as set forth in the prototype Nonstatutory Stock Option Agreement attached as Exhibit A to this Plan.

        3.   CHANGE IN CONTROL.
             -----------------

        3.1  Acceleration of Vesting.
             -----------------------

        (a) Each automatic Option grant which has been outstanding under this Automatic Option Grant Program for a period of at least six (6) months and which is not otherwise at the time fully exercisable for all the Option Shares shall automatically accelerate in full immediately prior to the specified effective date for any Change in Control event identified below and shall thereupon become exercisable for any or all of the Shares at the time subject to such Option.

        (b) For purposes of this Automatic Option Grant Program, a Change in Control shall be deemed to occur upon:

             (i) the consummation of any transaction which (I) is approved by the stockholders of the Company in which the Company will cease to be an independent corporation (including, without limitation, a reverse merger transaction in which the Company becomes the subsidiary of another corporation) or the sale or other disposition of all or substantially all of the assets of the Company, and (II) caused the Optionee to lose his/her status as an Eligible Board Member within one year after the closing date of the transaction;
             (ii) the first date on which there is a change in the composition of the Board effected through one or more contested elections for Board membership such that less than two thirds of the individual members of the Board (determined by rounding up to the next whole number) is comprised of individuals who: (A) were Directors of the Company on a date three (3) years prior to the date of such change or (B) were elected or nominated for election as such Directors during the intervening three (3)-year period by affirmative vote of at least a majority of those Directors described in clause (A) above who were still in office as of the date the Board approved such election or nomination;

            (iii) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) or any related group of persons (other than such a group that includes the Company) of beneficial ownership of (A) 40% or more of the outstanding Common Stock pursuant to a tender or exchange offer that the Board does not recommend the stockholders to accept or (B) 50% or more of the outstanding Common Stock in a single transaction or in a series of related transactions; or

             (iv) any dissolution or liquidation of the Company or any merger or consolidation in which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the state of the Company's incorporation), but not earlier than the date on which any required stockholder approval is obtained.

        Each accelerated Option under this Section 3.1 shall, except to the extent assumed by the successor entity, terminate on the effective date of the subparagraph (i) or (iv) Change in Control event or thirty (30) days after the occurrence of the subparagraph (ii) or (iii) Change in Control event (other than a subparagraph (iii) Change in Control triggering the immediate cancellation of the Option under Section 3.2(a)) and shall thereupon cease to be exercisable. Options which do not qualify for acceleration upon the occurrence of a subparagraph (i) or (iv) Change in Control event shall be subject to adjustment under Section 5.1 of this ArticleThree, to the extent they continue in effect or are assumed in connection with that Change in Control event.

        (c) The automatic Option grants outstanding under this Automatic Option Grant Program shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        3.2  Stock Appreciation Right.
             ------------------------

        (a) Upon the consummation of a Change in Control event of the type specified in clause (A) of subparagraph (iii) of Section 3.1(b) of this Article Three, each automatic Option granted under this Automatic Option Grant Program and outstanding for a period of at least six (6) months shall, to the extent such Option is at the time held by an Eligible Board Member, be automatically canceled, and such Eligible Board Member shall in return receive an appreciation distribution from the Company in an amount equal to the excess of (i) the Change in Control Price of the shares of Common Stock at the time subject to the cancelled Option over (ii) the aggregate Exercise Price payable for such Shares. For purposes of such appreciation distribution, the Change in Control Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value
                                         -------
per share on the date of the Option cancellation or (b) the highest reported price per share paid by the tender offeror in effecting the hostile Change in Control. In no event, however, shall any Option be cancelled pursuant to the foregoing provisions of this subparagraph, unless more than fifty percent (50%) of the Common Stock which is acquired in such hostile Change in Control is purchased from persons other than officers or directors of the Company subject to Section 16(b) of the 1934 Act.

        (b) All appreciation distributions under this Section 3.2 shall be made entirely in cash, and neither the approval of the Primary Committee or the Board shall be required in connection with the option surrender or option cancellation and the resulting cash distribution. The shares of Common Stock subject to each surrendered or cancelled Option shall not be available for subsequent issuance
under this Plan.                      ---

        4.   AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS.
             -------------------------------------------

        4.1  Limited Amendments.  The provisions of this Automatic Option Grant
             ------------------
Program, together with the outstanding option grants under such program, may not be amended more than once every six (6) months other than to comply with applicable Federal income tax laws and regulations.

        5.   SPECIAL ADJUSTMENTS.
             -------------------

        5.1  Transactions.  Subject to the acceleration and termination
             ------------
provisions of Section 3.1(a) of this Article Three, should the Company be a party to any merger or consolidation, each continuing or assumed Option under this Article Three shall pertain and apply to the securities which a holder of the number of Shares subject to the Option would have been entitled to receive in consummation of such merger or consolidation, with such appropriate adjustment in the Exercise Price as may be necessary to preclude the dilution or enlargement of benefits thereunder. Appropriate adjustments shall also be made to the aggregate number and kind of securities which may subsequently be issued pursuant to this Article Three. Upon the dissolution or liquidation of the Company, each outstanding Option under this Article Three shall, subject to the acceleration provisions of Section 3.1(a) of this Article Three, terminate on the effective date of such dissolution or liquidation.

                                 ARTICLE FOUR

                                 MISCELLANEOUS

        1.   REQUIREMENTS OF LAW.
             -------------------

        1.1  Legality of Issuance.  The Company shall not be required to grant
             --------------------
any Option under the Plan or to issue or sell Shares upon the exercise of any such Option and shall not have any liability for its failure to do so if, in the opinion of the Company and the Company's counsel, such grant, issuance or sale could reasonably constitute a violation by the Company of any provision of law, including (without limitation) any provision of the 1933 Act or any state securities law.

     Restrictions on Transfer; Representations of Optionee.  Regardless of
     -----------------------------------------------------
     whether the grant of Options and the sale of Shares pursuant thereto have been registered under the 1933 Act or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge or other transfer of the granted Options or the issued Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and the Company's counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state, or any other law. In the event that the grant of Options or the sale of Shares is not registered under the 1933 Act, but an exemption is available which requires an investment representation or other representations, each Optionee will be required to represent that the granted Option or the Shares issued pursuant thereto are being acquired for investment and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and the Company's counsel. Any determination by the Company and the Company's counsel in connection with any of the matters set forth in this Section 1.2 shall be final and binding on all persons.

        1.2  Registration or Qualification of Securities.  The Company may, but
             -------------------------------------------
shall not be obligated to, register, perfect an exemption for, or qualify the grant of Options and the issuance of Shares under the 1933 Act or any other applicable law, or list the Shares on any securities exchange. The Company shall not be obligated to take any affirmative action in order to cause the grant of Options or the issuance and sale of Shares pursuant thereto to comply with any securities laws.

        1.3  Exchange of Certificates.  If, in the opinion of the Company and
             ------------------------
the Company's counsel, any legend placed on a stock certificate representing Shares is no longer required, the holder of such certificate shall be entitled to exchange the certificate for a certificate representing the like number of Shares lacking the legend.

        2.   TAX WITHHOLDING.
             ---------------

        2.1  Withholding Requirements.  The Company's obligation to deliver
             ------------------------
Shares upon the exercise or surrender of Options or SARs under Article Two or Article Three shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

        2.2  Withholding of Shares.  The Primary Committee may, in its
             ---------------------
discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all Optionees with the election to have the Company withhold, from the Shares purchased pursuant to Articles Two of the Plan, a portion of such Shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% specified by the Optionee) of the Federal and state income and employment taxes ("Taxes") incurred in connection with the acquisition or subsequent vesting of such Shares. In lieu of such direct withholding, Optionees may also be granted the right to deliver already outstanding shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares of Common Stock shall be valued at the Fair Market Value on the applicable determination date for such Taxes.

        3.   AMENDMENT OR TERMINATION OF THE PLAN.
             ------------------------------------

        3.1  Amendment.  The Board may, from time to time, amend or modify the
             ---------
Plan; provided, however that any such amendment shall not adversely affect rights and obligations with respect to Options or unvested Shares at the time outstanding under the Plan and any amendment to the Automatic Option Grant Program shall be in compliance with the limitation of Section 4.1 of Article Three. In addition, no such revision or amendment shall:

        (a) Increase the maximum number of Shares issuable in the aggregate under this Plan, except for permissible adjustments under Sections 4.1 and 4.4 of Article One, Section 3.1 of Article Two and Section 5.1 of Article Three;

        (b) Increase the maximum number of Shares for which any one person may be granted Options and separately exercisable stock appreciation rights per calendar year under this Plan, except for permissible adjustments under Section
4.4 of Article One, Section 3.1 of Article Two and Section 5.1 of Article Three;

        (c)  Decrease the authority of the Primary Committee;

        (d) Materially modify the eligibility requirements for the grant of Options under the Plan;

        (e) Materially increase the benefits accruing to Optionees under the Plan; or

        (f)  Except upon the requisite stockholder approval, amend this Section
3.1 to defeat its purpose.

        3.2  Termination.  This Plan shall terminate on May 20, 2008. No Options
             -----------
shall be granted after that date, but any Options outstanding on that date shall not be affected by such termination.

        4.  EMPLOYMENT RIGHTS.
            -----------------

          The fact that a person is eligible for or receives an Option under Article Two of the Plan shall not affect the right of the Company or any Subsidiary (as applicable) to terminate such person's relationship with the Company or such Subsidiary as an Employee or Consultant, which right is hereby reserved, nor the right of the stockholders of the Company or any Subsidiary (as applicable) to terminate such person's relationship to the Company or such Subsidiary as a Director.

        5.  APPLICATION OF FUNDS.
            --------------------

          Any cash proceeds received by the Company from the sale of Common Stock under the Plan will be used for general corporate purposes.

        6.  EFFECTIVE DATE.
            --------------

        The Plan is effective as of May 20, 1998, subject to stockholder approval at the 1998 Annual Stockholders Meeting. No Options shall be granted under this Plan unless and until the Plan has been approved by the stockholders of the Company at the 1998 Annual Stockholders Meeting. If this Plan is not approved by the stockholders of the Company at the 1998 Annual Stockholders Meeting, the entire Plan shall be null and void.

        7.  APPLICABLE LAW.
            --------------

        The provisions of the Plan relating to the exercise of Options granted hereunder and any subsequent vesting of the issued Shares shall be subject to and construed under the laws of the State of Utah without resort to that state's conflict-of-laws rules.